EXHIBIT 99.2

Company Contact:	Media Contacts:

Andrew Wiseman, Ph.D.	Virginia Amann or Trista Morrison
Sr. Director of Business Development	Atkins + Associates
and Investor Relations	for La Jolla Pharmaceutical Company
La Jolla Pharmaceutical Company	608-274-6046 or 858-527-3490
858-646-6615	vamann@irpr.com
andrew.wiseman@ljpc.com	tmorrison@irpr.com
LA JOLLA PHARMACEUTICAL COMPANY
COMPLETES FINANCING TRANSACTION
SAN DIEGO, CA, December 14, 2005 – La Jolla Pharmaceutical Company (Nasdaq: LJPC) announced today that it has completed its previously announced sale of shares of common stock and warrants to a number of institutional and other accredited investors. The gross proceeds to the Company from the sale of the transaction will be approximately $66.0 million.
La Jolla Pharmaceutical Company is a biotechnology company developing therapeutics for antibody-mediated autoimmune diseases including lupus.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Except for historical statements, this press release contains forward-looking statements. These forward-looking statements involve risks and uncertainties, and a number of factors, both foreseen and unforeseen, could cause actual results or events to differ materially from those anticipated. Readers are cautioned to not place undue reliance upon forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date hereof. Interested parties are urged to review the risks described in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, and in other reports and registration statements that we file with the Securities and Exchange Commission (the “SEC”) from time to time.
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